Exhibit 23.1

                      [LETTERHEAD OF SEMPLE & COOPER, LLP]


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement to be filed on or about April 4, 2001, of our report dated February 22, 2001, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


/s/ Semple & Cooper, LLP

Phoenix, Arizona
April 2, 2001